Exhibit 99.1

Nesco Holdings, Inc. to Become Custom Truck One Source, Inc., Change Ticker Symbol to CTOS

FORT WAYNE, INDIANA, March 19, 2021 – Nesco Holdings, Inc. (NYSE: NSCO) (“Nesco” or the “Company”) announced today that, in anticipation of the previously announced proposed acquisition by Nesco’s wholly owned subsidiary, Nesco Holdings II, Inc., of 100% of the limited partnership interests of Custom Truck One Source, L.P. (the “Target”) and 100% of the limited liability company interests of the Target’s general partner (the “Acquisition”), Nesco will change its name to Custom Truck One Source, Inc. Nesco will also change the NYSE ticker symbol of its common stock from “NSCO” to “CTOS” and the ticker symbol of its redeemable warrants from “NSCO.WS” to “CTOS.WS” immediately upon the closing of the Acquisition.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. When used in press release, the words “anticipates,” “will,” “expects,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in this press release. Important factors, among others, that may affect actual results or outcomes include: the impact of the COVID-19 pandemic on the Company’s business and operations as well as the overall economy; the Company’s ability to complete the Acquisition and the related private placement of notes; and general economic and market conditions impacting demand for the Company’s services. For a more complete description of these and other possible risks and uncertainties, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 9, 2021, as updated by the Company’s subsequent quarterly reports on Form 10-Q.

INVESTOR CONTACT

Josh Boone, Chief Financial Officer 800.252.0043

investors@nescospecialty.com